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                                                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Sun Communities Operating Limited Partnership on Forms S-3 (File No. 333-2522; File No. 333-14595) of our report dated February 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of Sun Communities Operating Limited Partnership as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Detroit, Michigan
March 27, 1997